Exhibit 10.6.4

AMENDMENT NO. 4 TO EMPLOYMENT CONTRACT

AGREED, as of the 7th day of June 2007, between the Federal Agricultural Mortgage Corporation (FAMC) and Timothy L. Buzby (you), that the existing employment contract between the parties hereto, dated as of June 5, 2003, as amended through Amendment No 3. dated as of June 1, 2006 (the Agreement), be and hereby is amended as follows:

Sections 1, 3 (a), and 7 (a) (3) of the Agreement are replaced in their entirety with the following new sections:

1.                  Term.  The Term of this Agreement shall continue until July 1, 2011 or any earlier effective date of termination pursuant to Paragraph 7 hereof (the “Term”).

3 (a).            Base Salary.  As of July 1, 2007, you will be paid a base salary (the Base Salary) during the Term of Two Hundred Forty-Six Thousand Nine Hundred and Twenty-Eight Dollars ($246,928) per year, payable in arrears on a bi-weekly basis.

7 (a) (3).       Farmer Mac may terminate your employment without “cause” at any time.   Such termination shall become effective on the earlier of July 1, 2011, or two years from the date of notice of such termination.

As amended hereby, the Agreement remains in full force and effect.

Federal Agricultural Mortgage Corporation		Employee

By:	/s/ Henry D. Edelman	/s/ Timothy L. Buzby
President